Exhibit 10.1

       DESCRIPTION OF GIORGOS KALLIDES VERBAL AGREEMENT WITH BETAFOX CORP.

GIORGOS KALLIDES, the sole officer and director of BETAFOX CORP. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.


/s/ Giorgos Kallides
------------------------------
Giorgos Kallides